PCS EDVENTURES!, INC. LEASE

THIS LEASE AGREEMENT made this 19th day of September, 2024, between H.O.T. 2, LLLP ("**Owner**"), and PCS EDVENTURES!, INC. ("**Tenant**");

LEASE OF PREMISES

Owner hereby leases to Tenant and Tenant hereby rents from Owner, subject to the terms and provisions of this Lease, including the General Provisions hereafter set forth and the Exhibits hereafter identified and attached hereto, those certain premises (hereafter "**Premises**").

BASIC LEASE PROVISIONS

1. Building Name:	Hickory Warehouse
2. Address:	1135 N. Hickory Ave., Meridian, Idaho
3. Rentable Area of Premises:	20,880 rentable square feet
4. Base Term:	Sixty-two (62) months, commencing October 1, 2024
5. Security Deposit:	$15,660.00
6. Base Annual Rent:	Months 1-2: $0.00 Months 3-14 (December 2024 – November 2025) $187,920.00/year, or $15,660/month Months 15-26 (December 2025 – November 2026) $193,557.60/year, or $16,129.80/month Months 27-38 (December 2026 – November 2027) $199,364.33/year, or $16,613.69/month Months 39-51 (December 2027 – November 2028) $205,345.26/year, or $17,112.10/month Months 52-62 (December 2028 - November 2029) $211,505.62/year, or $17,625.47/month
7. Base Term Lease:	NNN
8. Owner's Address for Payment of Rent and Delivery of Notices:	H.O.T. 2, LLLP P.O. Box 1335 Meridian, ID 83680 With a copy to: Legal Department 2901 E. Pine Ave. Meridian, ID 83642
9. Tenant's Address for Delivery of Notices:	1923 Wildwood Ln. Muscatine, IA 52761
10. Exhibits Attached:	Hazardous Waste and Material Indemnity (Exh. A) Bankruptcy or Insolvency (Exh. B) Rules and Regulations (Exh. C)

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IN WITNESS WHEREOF, the parties have executed this Lease, consisting of the foregoing provisions and the General Provisions and Exhibits attached, as of the date first above written.

H.O.T. 2, LLLP By: Sam Johsnson and Chase Weaver for R. Orville Thompson Its: General Partner	PCS EDventures!, Inc. DocuSigned by: Todd Hackett By: Todd Hackett Its: CEO

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GENERAL PROVISIONS

I. PREMISES AND COMMON AREAS

1.1. **Premises.** The Premises subject to this Lease shall be Suite 130 of the Hickory Warehouse located at 1135 N. Hickory Ave., Meridian, Idaho (the Hickory Warehouse shall be referred to herein as the "**Building**") to the bottom surface of the ceiling above, but excluding any common stairways, stairwells, hallways, access ways, pipes, ducts, conduits, wires and appurtenant fixtures serving exclusively or in common with other parts of the Building. Tenant acknowledges that Net Rentable Area of the Premises as set forth in the Basic Lease Provisions has been determined by mutual agreement between Owner and Tenant, and that Tenant has had a full and complete opportunity to verify the Net Rentable Area. Tenant accepts the Premises "as is" and, except as described in paragraph 8.1 herein, Owner shall have no responsibility to construct or pay for any tenant or other improvements in the Premises.

1.2. **Common Areas.** Subject to reasonable rules from time to time made by Owner and delivered to Tenant, Tenant shall have the right to use in common with Owner and other tenants the following (hereafter "**Common Areas**"):

(a) Building Common Area. The access ways, hallways, corridors, foyers, restrooms, porches, entryways, doorways, passage ways and any other facilities designated for the joint use of the tenants of the Building and their respective customers, employees, and invitees, and the common pipes, ducts, conduits, wires and appurtenant equipment serving the Premises and other common areas of the Building.

(b) Land Common Area. Common walkways, interior and exterior window surfaces, sidewalks, parking areas, access roads, retaining walls, landscaped areas, elevators, service ways, loading docks, courts, stairs, ramps and driveways designed for the joint use of the tenants of the Building and their respective customers, employees, and invitees.

Tenant shall neither temporarily or permanently place or store any materials, supplies, equipment or other property in the Common Areas.

1.3. **Owner's Reserved Rights In Common Areas.** Owner reserves the right, from time to time, without unreasonable interference with Tenant's occupancy, to install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling, surfaces, below the floor surfaces, within the walls and in the central core areas and to expand the Building.

1.4. **Parking.** Tenant shall be entitled to park in common with other tenants of the Building in the parking facilities provided for all tenants of the Building. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Owner and other tenants in the use of the parking facilities. Owner reserves the right, in Owner's sole and absolute discretion, to determine whether the parking facilities are becoming crowded and, in such event, to allocate parking spaces among Tenant and other tenants based on Tenant's and other tenants' percentage occupancy of the Building.

II. TERM

2.1 **Initial Term and Commencement Date.** The term of this Lease shall be sixty-two (62) months, commencing October 1, 2024 (hereafter the "**Commencement Date**"), and expiring November 30, 2029.

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2.2 **Option to Extend.** Tenant shall have the option to extend this Lease for two five-year terms. The rent for each year of the renewal period shall be 103% of the rent for the preceding year. To exercise its Option to Extend, Tenant must give Owner 180 days' written notice. Owner shall have the right to reject the Option to Extend and terminate the Lease upon written notice to Tenant, given after the Tenant's notice of exercise of Option to Extend and at least 90 days prior to the expiration of the Initial Term.

III. RENT

3.1. **Security Deposit.** Tenant shall deposit with Owner at execution of this Lease the amount of Fifteen Thousand Six Hundred Sixty Dollars and 00/100 ($15,660.00) (the "**Security Deposit**"), to be held by Owner in case of damages to Premises by Tenant. Following expiration of the Initial Term and all renewal terms, the Security Deposit shall be applied to the remediation of all damages to Premises, any delinquent rent or other charge, and all attorneys' fees and costs incurred by Owner with respect to any demand made on, or action or legal proceeding of any kind or nature involving, Tenant. Any portion of the Security Deposit remaining after such application shall be returned to Tenant in accordance with law.

3.2. **Rent.** Tenant shall pay to Owner, without deduction or off-set, the Base Annual Rent for the Premises specified in the Basic Lease Provisions, in equal monthly installments. Tenant's rent obligation shall begin December 1, 2024, and thereafter rent shall be due on or before 5:00 p.m., Mountain Time on the first (1st) day of each calendar month (the "Due Date"). Rent must be received by Owner on or before the Due Date. Rent mailed to Owner prior to the Due Date but not received by Owner until after the Due Date is delinquent. All Base Annual Rent and other amounts payable by Tenant to Owner shall be in lawful money of the United States of America. All amounts which, pursuant to this Lease, are to be paid by Tenant to or on behalf of Owner, in addition to the Base Annual Rent shall be considered "additional rent" for all purposes under this Lease and included in the reference to "**Rent**".

3.3. **Operating Expenses**. In addition to Rent, Tenant shall be liable to Owner for Tenant's pro rata share of all operating expenses of the Premises, including without limitation taxes, maintenance, and utilities (including, but not limited to, Water/Sewer and Power. All separately metered by Owner and divided accordingly per month.) Such operating expenses shall be estimated by Owner and payable each month, and at the close of each year, Owner shall "true-up" all operating expenses and Tenant shall be liable for any deficit, or receive a refund or credit for any over-payment. Operating expenses are estimated at $ .16/sf per month or $3,340.80 per month. For the avoidance of doubt, Tenant shall be liable for Operating Expenses during its entire tenancy, including the months of October – December 2024.

3.4. **Late Charges**. Tenant acknowledges that late or partial payment of Rent to Owner will cause Owner to incur costs not contemplated by this Lease, the exact amount of which Owner is not capable of determining. Accordingly, if any monthly installment of Rent or other sum payable by Tenant to Owner is not received by Owner within two (2) days after receipt of written notice from Owner of such failure to pay, Tenant shall pay to Owner a late fee as set forth in paragraph 14.2(a) below. Acceptance of a late fee by Owner shall not constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Owner from exercising any other rights or remedies granted hereunder. No payment by Tenant of an amount less than the amount then due shall be deemed or construed other than as a part payment on account of the most recent Rent due, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed to create an accord and satisfaction.

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3.4. **Place of Payment.** Until otherwise directed by Owner in writing, Tenant shall deliver all notices and pay all Rent and other amounts due under this Lease to Owner at the address for Owner set forth in the Basic Lease Provisions.

IV. USE OF PREMISES

4.1. **Use.** Tenant shall use the Premises as storage, assembly, and distribution center.. It is Tenant's responsibility, exclusively, to obtain all necessary governmental regulations, permits, and zoning rights to operate its business. Tenant's occupancy of the Premises is contingent on Tenant providing such proof of authorization as Owner may reasonable require. Tenant's use of the Premises shall be in full compliance with all statutes, ordinances, rules, regulations and laws applicable to the Premises. Tenant shall comply with all rules and regulations of the National Fire Protection Association, as set forth at www.nfpa.org and incorporated by reference. Tenant shall not maintain any item or do anything in or about the Premises which would cause the increase of insurance rates or make such insurance unobtainable. The provisions concerning hazardous waste and material set forth in Exhibit A attached hereto are hereby made a part of this Lease.

4.2. **Rules and Regulations.** Tenant agrees to comply with the Rules and Regulations set forth in Exhibit C hereto, and acknowledges and agrees that Tenant's violation of any such Rule or Regulation constitutes an act of Default of this Lease.

4.3. **Suitability.** Tenant acknowledges that Owner (including any employee or agent of Owner) has not made any representation or warranty with respect to the Premises or concerning the suitability of the Premises for the uses intended by Tenant. Tenant acknowledges that Owner has not agreed to undertake any modification, alteration or improvement of the Premises except as provided in paragraph 8.1 herein. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises were at that time in a satisfactory condition, unless within thirty (30) days after the earlier of the Commencement Date or the date Tenant takes possession of the Premises, Tenant gives to Owner written notice specifying in reasonable detail items which are defective or in an unsatisfactory condition.

4.4. **Tenant Improvement Allowance.** None.

4.5. **Improvements by Tenant - Obligations of Tenant.** If Tenant is to construct any or install any tenant improvements on the Premises, the obligations of Tenant set forth in this Lease shall commence and be in force and effect from and after the date Tenant, or Tenant's employees, contractors or agents, take possession of the Premises, notwithstanding that the Commencement Date is later than the date of said possession. Tenant's obligation to pay Rent shall commence on the earlier of the Commencement Date or the date Tenant begins to occupy the Premises.

4.6. **Waste - Nuisance.** Tenant shall not use the Premises in any manner that will constitute waste, nuisance or unreasonable annoyance to occupants of other portions of the Building.

4.7. **Electrical Requirements.** If Tenant installs any electrical equipment on the Premises which causes an overload on the electrical service to the Premises or the Building, Tenant shall, at Tenant's own cost and expense, make whatever changes necessary to comply with the requirements of insurers, the utility company supplying said electrical service and any governmental regulations or authority. Nothing herein contained shall be deemed to constitute Owner's consent to Tenant's electrical service overload.

4.8. **Disposal of Refuse.** Tenant shall not dump, dispose, reduce or incinerate or cause other burning of any trash, papers, refuse or garbage of any kind in or about the Premises. Tenant

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shall store all trash and garbage within the Premises or in an area designated as appropriate therefor by Owner in covered metal containers.

4.9. **Signage.** Tenant shall have signage installed, subject to Owner's prior written approval, which approval shall be granted or withheld in Owner's reasonable discretion. If another tenant leases space in the Building, such tenant shall also be entitled to signage, subject to Owner's prior written approval, which approval shall be granted or withheld in Owner's sole and absolute discretion. All of Tenant's signage shall be maintained by Tenant in a good and presentable condition. Upon the expiration or earlier termination of this Lease, Tenant shall promptly remove all of Tenant's exterior signs and shall repair all damage resulting from such installation or removal.

V. UTILITIES AND SERVICES

5.1. **Tenant's Obligations.** Tenant shall be responsible for all costs and expenses, including but not limited to property taxes and property insurance, attendant to the Premises.

VI. TAXES

6.1. **Personal Property Taxes.** Tenant shall pay all personal property taxes levied and assessed against Tenant's fixtures, equipment and other property.

VII. INSURANCE

7.1. **Comprehensive Liability Insurance.** Tenant shall purchase and maintain in force with an insurance carrier acceptable to Owner a policy of comprehensive liability insurance covering the activities of Tenant in connection with the Premises, having a combined single limit of not less than $1,000,000.00 per person and per occurrence, and property damage liability insurance with a limit of not less than $1,000,000.00 per accident or occurrence, with a deductible of not more than $10,000.00. Said policy shall insure against any and all liability of Tenant and Owner with respect to the Premises and any other portions of the Building (including the Common Areas) used or useable by Tenant. Said insurance shall name Owner as an additional insured, shall provide for at least twenty (20) days' prior written notice to Owner before such insurance may be cancelled or modified, and shall specifically insure the performance by Tenant of the indemnity agreement(s) contained in this Lease. Tenant shall furnish Owner with a certificate of such insurance annually. Failure of Tenant to renew or replace such insurance at least thirty (30) days prior to the expiration date thereof shall constitute a material default under this Lease. At any time if, in the opinion of Owner based on industry and local standards, the amount of public liability and property damage insurance required to be provided by Tenant is at that time not adequate, Tenant shall increase the insurance coverage as reasonably determined by Owner to be adequate.

7.2. **Plate Glass.** Tenant shall be responsible for the maintenance, repair or replacement of any plate glass on or in the Premises, but shall have the option to either insure the risk or to self-insure the same.

7.3. **Petroleum Storage Tank Insurance.** If Tenant installs upon the Premises any above-ground or below-ground storage tanks for the storage of petroleum products, Tenant shall purchase and keep in force and effect for the full term of this Lease an Idaho Petroleum Clean Water Trust Fund Petroleum Storage Tank Policy issued by the Idaho Petroleum Storage Tank Fund of the Idaho State Insurance Fund (hereafter "Petroleum Tank Insurance"), providing coverage against costs of corrective action resulting from the release of petroleum on the Premises, said Petroleum Tank Insurance shall specifically insure Owner and Tenant, as the primary insureds, in an amount which is the greater of (i) $1,000,000.00, or (ii) the maximum

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amount of coverage offered by the insurer, with a deductible which is the lesser of (iii) $10,000.00, or (iv) the minimum deduction offered by the insurer.

7.4. **Policy Form.** All policies of insurance provided for herein shall be issued by insurance companies with a general policyholder's rating of not less than A and a financial rating of AAA (or equivalent ratings if such are changed) as rated in the most current available "Best's Insurance Reports" and qualified to do business in the State of Idaho. Executed copies of the policies of insurance to be provided by Tenant, or certificates thereof, shall be delivered to Owner within ten (10) days after the Commencement Date of the Initial Term of this Lease and thereafter within thirty (30) days prior to the expiration of the term of each policy. All public liability and property damage policies shall contain a provision that Owner, although named as an additional insured, shall nevertheless be entitled to recover under such policies for any loss occasioned by Owner, or the employees, agents, contractors or invitees of Owner. When any such policy shall expire or terminate, a like renewal or additional policy shall be purchased and maintained by Tenant. All policies of insurance provided by Tenant shall be written as primary policies, not contributing with or in excess of coverage which Owner may carry, and shall contain a provision that the insurer shall give to Owner twenty (20) days prior notice in writing of any cancellation or lapse or of any reduction in the amounts of insurance.

7.5. **Failure of Tenant to Insure.** In the event Tenant shall fail to purchase and keep in force any of the insurance required of Tenant in this Lease, Owner may, but shall not be required to, purchase and keep in force the same, in which event Tenant shall reimburse Owner the full amount of Owner's expense with respect thereto, said reimbursement to be made within ten (10) days after demand for such reimbursement by Owner. The election by Owner to purchase said insurance on behalf of Tenant shall not constitute a curing of the default occasioned by Tenant's failure nor be an election of remedies otherwise available to Owner.

7.6. **Waiver of Subrogation.** Owner and Tenant mutually waive their respective rights of recovery against each other for any loss to the extent insured by fire, extended coverage and other property insurance policies existing for the benefit of the respective parties. Each party shall obtain any special endorsements, if required by their insurer, to evidence compliance with the aforementioned waiver. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by insurance to the extent of the insurance proceeds paid or payable by reason of the injury or loss covered thereby.

7.7. **Non-Liability of Owner.** Owner shall not be liable for (i) any bodily or personal injury to any person(s) arising from or occurring on the Premises, (ii) any damage to or loss, by theft or otherwise, of property of Tenant or of others located on the Premises, or (iii) injury or damage to property resulting from fire, explosion, sprinklers, falling plaster, steam, gas, electricity, water, rain, snow or leaks from the pipes, appliances, plumbing, street or subsurface, or from any other place or from dampness. Except as provided above, Tenant assumes the risk of all property kept or stored on the Premises and shall hold Owner harmless from any claims arising out of damage to the same. Tenant shall give prompt notice to Owner in case of fire or accidents on or in the Premises or defects thereon or therein. Tenant agrees to indemnify, defend and hold Owner harmless from any and all claims of and damages for such bodily and personal injury and property loss.

VIII. MAINTENANCE AND REPAIR

8.1. **Owner's Obligations.** Owner shall be under no obligation to make any repairs, alterations, renewals, replacements or improvements to and upon the Premises or the mechanical equipment or facilities which exclusively serve the Premises. It is further understood and agreed

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that Owner shall not be required to make repairs or perform any maintenance with respect to the Building, the Premises and/or the mechanical equipment or facilities which exclusively service the Premises, or the Common Areas, necessitated by reason of the negligence or intentional act of Tenant or anyone claiming under Tenant, or by reason of the failure of Tenant to perform or observe any conditions or agreements contained in this Lease, or caused by alterations, additions or improvements made by Tenant or anyone claiming under Tenant. Tenant shall, at Tenant's sole cost and expense, repair any and all damage to those portions of the Building, the Premises or the Common Areas to be repaired or maintained by Owner resulting from the acts or omissions of Tenant, Tenant's employees, agents, contractors, licensees or invitees.

8.2. **Tenant's Obligations.** Tenant shall at all times keep the Premises in good order, condition and repair, including periodic painting of the interior of the Premises. Tenant's duty to maintain and repair includes, but is not limited to (i) the maintaining, repairing and/or replacement, if required, of all portions of the Premises and/or the mechanical equipment or facilities which exclusively service the Premises not to be maintained or repaired by Owner as provided in paragraph 8.1, above; (ii) the maintaining of the exterior and interior of the store front, entrances, doors and windows; (iii) the interior walls including the demising walls; (iv) all utility meters, fixtures, equipment, heating and air conditioning equipment and systems; (v) lighting and electrical and plumbing facilities and fixtures; (vi) floor covering, ceilings and all other interior portions of the Premises; and (vii) Tenant's signs and displays on the exterior of the Premises. Any replacements made by Tenant hereunder shall be of like or better quality than existed at the Commencement Date of the Initial Term of this Lease. Tenant shall take good care of the Premises and shall reimburse Owner for any repairs thereto or to the Building or Common Areas which are necessitated by the misuse or negligence of Tenant, or Tenant's employees, agents, contractors, licensees or invitees. Owner represents and warrants to Tenant that at the Commencement Date of the Initial Term of this Lease that all heating and air conditioning, plumbing and electrical equipment and facilities which serve the Premises shall be in good working order and condition.

IX. INDEMNITY

9.1. **By Tenant.** Tenant agrees to indemnify and hold Owner harmless against all actions, claims, demands, costs, damages or expense of any kind on account thereof, including attorney's fees and costs of defense, which may be brought or made against Owner, or which Owner may pay or incur, by reason of Tenant's negligence or willful act, or the negligence or willful act of Tenant's employees, agents, contractors or invitees, or the failure of Tenant to fully and timely perform Tenant's obligations under this Lease.

9.2. **Non-Liability of Owner.** Owner shall not be liable for any damage to or loss, by theft or otherwise, of property of Tenant or of others located on the Premises.

9.3. **Damage to Other Tenants.** Tenant shall be directly responsible to other tenants of the Building for any damage caused by reason of Tenant's use of the Premises or the Common Areas or by any acts or negligence of Tenant, or the employees, agents, licensees or invitees of Tenant. As to any damage to Tenant caused by other tenants, Tenant shall look only to such other tenants and not to Owner for compensation.

X. ALTERATIONS

10.1. **Consent Required.** Tenant shall make no alterations, improvements or additions ("**Improvements**") in or about the Premises without the prior written approval of Owner, which approval shall be granted or withheld in Owner's sole and absolute discretion within reason at tenant's expense for an office buildout of approximately 2500 sq. ft. All approved Improvements

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shall be performed at the sole cost of Tenant in compliance with all applicable statutes, ordinances, codes and regulations. Upon expiration of the term of this Lease, the Improvements shall be considered a part of the Premises and remain therein unless Owner shall request their removal, in which event the Improvements shall be promptly removed by Tenant at Tenant's expense and the Premises restored to substantially the condition existing prior to such Improvements. The granting of consent by Owner as provided herein shall not constitute appointment of Tenant as the agent of Owner with respect to the approved Improvements. Tenant shall timely perform, at Tenant's sole cost, in a good workmanlike manner, all alterations and/or repairs to the Premises required by any federal, state or local building, fire, life-safety or similar law, ordinance, code or regulation by reason of any alteration to the Premises performed by Tenant or a change in Tenant's use of the Premises, even though such alteration(s) and/or change in use may be consented to by Owner.

10.2. **Trade Fixtures.** Trade fixtures, equipment and other personal property installed on the Premises by Tenant and not permanently affixed to the walls, ceilings, floors or other part thereof shall remain the property of Tenant and, providing Tenant is not in default under this Lease, may be removed by Tenant at any time during the term of this Lease, provided that Tenant promptly repairs all damage resulting from the installation or removal and fully restores the Premises.

10.3. **Liens Prohibited.** Tenant shall pay all costs for work done by or for Tenant on the Premises and Tenant shall keep the Premises and the Building free and clear of all liens of whatever kind or nature. Tenant shall indemnify, save and hold Owner and the Building harmless against any liability, loss, damage, cost, attorneys' fees and all other expenses on account of any prohibited lien.

XI. DAMAGE/EMINENT DOMAIN

If during the Lease term the Premises or the Building, or any substantial part thereof, are damaged materially by fire or other casualty, or a taking occurs through the exercise of the power of eminent domain, this Lease shall terminate at Owner's election exercised by a written notice delivered to Tenant within thirty (30) days after the casualty or taking has occurred. In case of damage to or a taking of more than twenty percent (20%) of the Net Rentable Area of Premises (as specified in the Basic Lease Provisions), if the remainder is insufficient for use for Tenant's purposes or if the time required to restore the remainder of the Premises in a proper condition for use by Tenant will exceed six (6) months, or if Owner does not commence to restore the Premises within sixty (60) days after the occurrence of the casualty or the taking, and proceed thereafter with reasonable diligence to completion, Tenant's sole remedy shall be the right to terminate this Lease by a written notice delivered to Owner within thirty (30) days after the right to terminate arises. In no event shall Tenant have any right or interest in any insurance proceeds or damages or condemnation award payable by reason of the casualty or the taking, except for those sums awarded and/or paid to Tenant for loss of or damage to physical property owned by Tenant. In the event of a termination of this Lease by Owner or Tenant hereunder, all rent and other sums payable shall be prorated as of the date of such termination. In the event of a taking which permanently reduces the floor area of the Premises, the Base Annual Rent shall be proportionately reduced for the remainder of the term of this Lease.

XII. ASSIGNMENT AND SUBLETTING

12.1. **Restriction.** Tenant shall not, either voluntarily or by operation of law, assign, encumber, pledge, sublet or otherwise transfer or hypothecate (hereafter "transfer") this Lease or all or any part of Tenant's leasehold estate in the Premises without first obtaining the written consent of Owner, which consent shall not be unreasonably withheld or delayed, provided that

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the use of the Premises shall be as described in paragraph 4.1, above. Owner's consent may be withheld if, in Owner's reasonable discretion and opinion, (i) the assignment and/or the use of the Premises by the assignee will cause a breach of any provision (such as a radius, location, use or exclusivity provision) in any other lease, financing agreement or other agreement relating to the Building, or entitle another tenant or occupant of the Building to reduce its rent or terminate its lease, (ii) be in breach of any restrictions applicable to the Building, (iii) involve the storage, use or disposal of any material or substance which is then classified as "hazardous" or "toxic" by any law or regulation, (iv) adversely affect the reputation or image of the Building, as reasonably determined by Owner, (v) require Owner to perform any alterations to the Premises or the Building by reason of any applicable law, code or regulation, (vi) the nature or quality of the business to be conducted on the Premises would be a detrimental influence with respect to other tenants occupying the Building, or (vii) the creditworthiness of the proposed assignee or sublessee is less than the creditworthiness of Tenant at the Commencement Date of this Lease. In the event of any sublease or assignment by Tenant, Tenant shall remain fully and primarily liable to Owner for all Rent and other payments required under this Lease. Tenant agrees to reimburse Owner Owner's reasonable attorney's fees and other necessary costs incurred in connection with the processing and documentation of any such requested transfer of this Lease or Tenant's interest in and to the Premises. The consent by Owner to any assignment or subletting by Tenant shall not, unless expressly agreed by Owner in writing to the contrary, relieve Tenant of any obligations under this Lease, whether accruing before or after such assignment or subletting. The consent by Owner to any assignment or subletting shall not constitute a waiver of the requirement to obtain Owner's consent to subsequent assignments or sublettings. Each assignee shall, by taking possession of the Premises, be deemed to have expressly assumed all obligations of Tenant under this Lease and shall remain jointly and severally liable with Tenant for the full and timely performance of this Lease. Any transfer of this Lease, the leasehold estate created hereby, or the Premises or any portion thereof, either voluntarily or involuntarily, whether by operation of law or otherwise, without the prior written consent of Owner, shall be null and void and shall, at the option of Owner, constitute a default under this Lease.

12.2. **Subsequent Modifications.** The assignment or sublease of this Lease by Tenant with the consent of Owner shall, without being specifically so stated or agreed, constitute the express agreement by Tenant that subsequent modifications of this Lease by Owner and the assignee or sublease shall not (i) require the prior consent or approval of Tenant, or (ii) release or relieve Tenant from liability hereunder.

12.3. **Sublease Rent.** If Tenant subleases the Premises at a rent in excess of the rent reserved by Owner hereunder, Owner shall have the right to refuse consent thereto unless all such excess rent to be paid by the sublessee is agreed to be, and is, paid to Owner and such condition is expressly agreed to be a reasonable limitation upon Tenant's right to sublease the Premises.

XIII. SUBORDINATION AND FINANCING

Tenant agrees that at all times this Lease and Tenant's leasehold estate created hereby shall be subordinate to the lien of any mortgage, deed of trust or other encumbrance, together with any renewals, extensions or replacements thereof, now or hereafter placed, charged or enforced against Owner's interest in the Building and the Premises. Upon the request of Owner, Tenant agrees to execute and deliver (but without cost to Tenant) such documents as may be reasonably required to effectuate such subordination.

XIV. DEFAULT

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14.1. **Events of Default.** Time is of the essence of this Lease. The occurrence of any of the following events shall constitute a material default and breach of this Lease by Tenant:

(a) Tenant's failure to pay any installment of Rent in full, or Late Fee (defined in paragraph 14.2(a) below), within two (2) business days of written notice that rent is past due;

(b) Tenant's failure to pay any sum payable under this Lease, other than Rent installment, within thirty (30) days after written demand therefor is delivered to Tenant;

(c) Tenant's default in the performance of any of Tenant's covenants, agreements or obligations hereunder (excluding a default in the payment of Rent or other monies due), including the violation of any of the Rules and Regulations set forth in Exhibit C hereto, which continues for thirty (30) days after written notice thereof is delivered to Tenant by Owner;

(d) A general assignment by Tenant for the benefit of creditors;

(e) Tenant's filing of a voluntary petition in bankruptcy, or the filing of a voluntary petition for an arrangement, or the filing of a voluntary or involuntary petition for reorganization, or the filing of an involuntary petition by Tenant's creditors which remains undischarged for a period of sixty (60) days; or

(f) If Tenant is the subject of a receivership, attachment or other judicial seizure of substantially all of Tenant's assets and such attachment or other seizure remains undismissed or undischarged for a period of sixty (60) days.

14.2. **Owner's Remedies.** In the event of a material default and breach of this Lease by Tenant, Owner shall have all rights and remedies allowed by law or equity including, but not limited to, the following:

(a) **Late Fee**. If Tenant fails to pay an installment of Rent when due, or makes only a partial Rent payment, Tenant shall be liable for a Late Fee in the amount of 5% of the total amount of Rent installment due (the "Late Fee"). Failure to pay Rent or a Late Fee within two (2) days of written notice shall be deemed an act of Default of this Lease by Tenant.

(b) **Damages**. In addition to any other remedy available to Owner at law or in equity, all of which other remedies are reserved unto Owner, Owner shall have the right to immediately terminate Tenant's right to possession of the Premises and/or this Lease and all rights of Tenant hereunder by delivering a written notice of termination to Tenant. In the event that Owner elects to so terminate such possession and/or this Lease, such election shall constitute the election by Owner to accelerate all future rents payable under this Lease to be immediately due and payable and Owner shall have the right to recover from Tenant the following:

(i) Any unpaid Rent which has been earned at the time of such termination; plus

(ii) The amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have reasonably been avoided; plus

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(iii) The amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have reasonably been avoided; plus

(iv) Reasonable attorneys' fees incurred by Owner as the result of such material default and breach, including attorneys' fees and costs for making demand on Tenant, and costs in the event suit is filed by Owner to enforce any remedy.

The term "Rent" as used herein includes annual Rent, additional Rent, and all other sums required to be paid by Tenant pursuant to the terms of this Lease.

(c) **Re-Entry**. In the event of a material default and breach by Tenant, Owner shall have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises and to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant.

(d) **Election.** In the event of the vacation or abandonment of the Premises by Tenant, or if Owner shall elect to re-enter the Premises as provided in subsection (c), above, or shall take possession of the Premises pursuant to legal proceeding or notice provided by law, and if Owner does not elect to terminate this Lease as provided in subsection (e), below, then Owner may, from time to time, without terminating this Lease, either recover all Rent as it becomes due or re-let the Premises or any part thereof for such term or terms and at such Rent and upon such other terms and conditions as Owner, in Owner's sole and absolute discretion, may deem advisable, with the right to make alterations and repairs to the Premises, the cost of which shall be chargeable to Tenant. If Owner shall elect to so re-let the Premises, rents received by Owner therefrom shall be applied as follows: first, to reasonable attorneys' fees incurred by Owner as a result of Tenant's default; second, to the cost of suit if an action is filed by Owner to enforce Owner's remedies; third, to the payment of any indebtedness other than Rent due under this Lease from Tenant; fourth, to the payment of any cost of such re-letting; fifth, to the payment of the cost of any alterations and repairs to the Premises; and sixth, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Owner and applied in payment of future Rent as the same may become due and payable hereunder. Should that portion of such Rent received from any re-letting during any month which is applied to the payment of Rent hereunder be less than the Rent payable during the month by Tenant hereunder, Tenant shall pay such deficiency to Owner. Tenant shall also pay to Owner as soon as ascertained any costs and expenses incurred by Owner in re-letting or in making the alterations and repairs to the Premises, the cost of which is not covered by the rents received from such re-letting.

(e) **Termination**. No re-entry or taking possession of the Premises by Owner pursuant to the provisions of this Lease shall be construed as an election to terminate this Lease unless a written notice of such intention is delivered by Owner to Tenant. Notwithstanding a re-letting without termination by Owner due to the default by Tenant, Owner may at any time after such reletting elect to terminate this Lease for such default.

14.3. **Remedies Cumulative.** The rights, privileges, elections and remedies of Owner set forth in this Lease or allowed by law or equity are cumulative and the enforcement by Owner of a specific remedy shall not constitute an election of remedies and/or a waiver of other available remedies.

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14.4. **Mitigation.** Any obligation at law of Owner to make reasonable efforts to mitigate the loss or damage occasioned by a default of Tenant shall not relieve Tenant of any burden of proof or otherwise affect the rights and remedies available to Owner by this Lease or by law or equity in the event of a default by Tenant. Nothing herein shall obligate Owner to mitigate rental loss by reletting the Premises so long as Owner has other similar premises vacant, or by re-letting the Premises to a new tenant whose use of the Premises would be undesirable in the reasonable judgment of Owner, or would require Owner to expend any money to remodel, alter or improve the Premises, or would be result in Owner being in breach or default of any contractual obligations of Owner.

XV. SURRENDER OF PREMISES

15.1. **Removal of Property and Restoration of Premises.** Upon the expiration or earlier termination of this Lease, Tenant shall deliver all keys to Owner and shall surrender Premises to Owner in as good order and condition as the same are at the Commencement Date of this Lease or hereafter improved by Owner or Tenant. Tenant shall, without expense to Owner, remove from the Premises all debris, rubbish and property which Tenant has the right to remove from the Premises under the terms of this Lease. Tenant agrees that any property of Tenant not removed by Tenant upon the expiration of the term of this Lease (or within seventy-two (72) hours after termination by reason of Tenant's default) shall be deemed abandoned by Tenant and Owner may either (i) retain the same on the Premises in which case the ownership thereof shall be conclusively deemed to be transferred to Owner, or (ii) remove and dispose of the same in any manner elected by Owner at the cost and expense of Tenant, which costs, and expense shall be reimbursed to Owner within ten (10) days after demand therefor. Tenant hereby waives any claim against Owner arising from the exercise by Owner of the rights granted to Owner in this paragraph.

15.2. **Storage Tanks.** If Tenant installs upon the Premises any above-ground or below-ground storage tanks, together with related piping and equipment (hereafter "Storage Tanks"), within thirty (30) days after the expiration or earlier termination of this Lease, Tenant shall, at Tenant's cost, remove the Storage Tanks and repair any damage to the Premises resulting from the installation or removal of the Storage Tanks and fully restore the Premises. During the removal of the Storage Tanks or thereafter, Owner shall have the right to obtain, at Owner's initial cost, such environmental tests and studies of the Premises as Owner reasonably deems necessary to determine if there has been any petroleum or other contamination of the Premises or the groundwater under or near the Premises resulting from leakage or spillage from the Storage Tanks. If such tests and studies indicate the presence of such contamination, Tenant shall promptly reimburse Owner for the reasonable actual costs for such studies and tests and Tenant's obligations with respect to such contamination shall be as set forth in Exhibit A to this Lease.

XVI. MISCELLANEOUS

16.1. **Owner's Right of Entry.** Owner and Owner's authorized representatives shall have the right to enter the Premises at all reasonable times upon twenty-four (24) hours' prior notification to Tenant for the purpose of determining whether the Premises are in good condition, to make necessary repairs or perform any maintenance, to serve any notice required or allowed under this Lease or during the last six (6) months of the term hereof, to show the Premises to prospective brokers, agents, buyers or tenants.

16.2. **Quiet Enjoyment.** Owner agrees that Tenant, upon paying the rent and other sums payable by Tenant under this Lease and performing the other obligations of Tenant as set forth in this Lease, shall quietly have, hold and enjoy the Premises during the term hereof.

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16.3. **Other Tenants.** Owner reserves the absolute right to effect such other tenancies in the Building as Owner, in its sole and absolute discretion, deems desirable. Tenant does not rely on any representation, nor does Owner represent, that any specific business, tenant, or number of tenants will occupy any space in the Building, the Project or any neighboring property or buildings.

16.4. **Confidentiality.** The Parties shall hold the terms of this Lease, and any discussions, negotiations, amendments, modifications, or extensions of the Lease or its terms, confidential, and shall only disclose the same as required by law.

16.5. **No Waiver.** The failure of Owner to seek redress for a breach of this Lease or to insist upon the strict performance of any covenant or condition of this Lease shall not be deemed a waiver of such breach or of any future similar breach, and the waiver by Owner of any breach shall not be deemed a waiver of any past, present or future breach of the same or any other term, covenant or condition of this Lease.

16.6. **Notices.** Whenever any notice, approval, consent, request or election is given or made pursuant to this Lease, it shall be deemed delivered when it is in writing and personally delivered or deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested or sent by overnight courier service, such as Federal Express and addressed to the party at the address set forth in the Basic Lease Provisions.

16.7. **Limitation of Owner's Liability.** The obligations of Owner under this Lease do not constitute personal obligations of individual partners of Owner or Owner's successors or assigns and Tenant shall look solely to the real estate that is the subject of this Lease and to no other assets of Owner or Owner's successors or assigns for satisfaction of any liability under this Lease.

16.8. **Holding Over.** Should Tenant continue to occupy the Premises or any part thereof, with or without the consent of Owner, after the expiration or earlier termination of this Lease, such tenancy shall be month-to-month at a rent equal to 120% of the Base Annual Rent in force and effect for the last month of the term expired or terminated, and either Owner or Tenant may terminate such month-to-month tenancy upon ninety (90) days written notice delivered to the other party.

16.9. **Attorneys' Fees and Costs.** If Tenant shall default under this Lease and said default is cured with the assistance of an attorney for Owner, as a part of curing said default, the reasonable attorneys' fees incurred by Owner shall be added to the balance due and payable or, in the case of a non-monetary default, shall be reimbursed to Owner upon demand. In the event of any other litigation between the Parties, each Party shall bear its own costs and attorneys' fees, regardless of which Party, if either of them, is deemed the prevailing party.

16.10. **Construction.** All parties hereto have either (i) been represented by separate legal counsel, or (ii) have had the opportunity to be so represented. Thus, in all cases, the language herein shall be construed simply and in accordance with its fair meaning and not strictly for or against a party, regardless of which party prepared or caused the preparation of this Lease.

16.11. **Succession.** This Lease shall be binding upon and shall inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties.

16.12. **Estoppel Certificate.** Tenant shall, at any time upon not less than ten (10) days' prior written notice from Owner, execute, acknowledge and deliver to Owner a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, (ii) acknowledging that

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there are not, to Tenant's knowledge, any uncured defaults on the part of Owner hereunder, or specifying such defaults if they are claimed, and (iii) containing any other reasonable certifications, acknowledgments and representations as may be reasonably requested by Owner or the party for whose benefit such estoppel certificate is requested. Any such statement may be relied upon by any prospective purchaser or encumbrancer of the Premises or the Real Property.

16.13. **Warranty Re: Financial Statements.** Tenant and the officer(s) signing this Lease for Tenant of this Lease represent, warrant and certify to Owner that any financial statement or other financial information given to Owner is true, accurate and correct and truly and accurately represents the financial condition of Tenant, as the case may be, as of the date of this Lease. Tenant acknowledges that said financial statement(s) and information was given to Owner to induce Owner to execute this Lease and was relied upon by Owner in so doing.

16.14. **Notice of ADA Violations.** Within ten (10) days after receipt, Owner and Tenant shall advise the other party in writing, and provide the other party with copies of any notices claiming or alleging violation of the Americans with Disabilities Act of 1990 (hereafter "ADA") relating to the Premises or the Building, or any claim made or threatened in writing regarding noncompliance with the ADA and relating to the Premises or the Building, or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to the Premises or the Building.

16.15. **Severability.** If any term or provision of this Lease shall be determined by a Court to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. It is the intention of the parties that if any provision in this Lease is capable of two constructions, then the provision shall be interpreted to have the meaning which renders it valid.

16.16. **Force Majeure.** Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, court orders, acts of God, inability to obtain labor or materials or reasonable substitutes thereof, government restrictions, regulations or controls, hostile government action, civil commotion, fire or other casualty and other causes beyond the reasonable control of the party obligated to perform shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage. The foregoing notwithstanding, the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease shall not be affected.

16.17. **No Recording.** Neither party shall record this Lease or any memorandum hereof, it being agreed that Tenant's possession of the Premises shall be adequate notice of Tenant's leasehold interest.

16.18. **Article Headings.** The article headings, paragraph headings, title and captions used in this Lease are for convenience only and are not part of this Lease.

16.19. **Modification.** No modification of this Lease shall be binding or enforceable unless the same be in writing and signed by Owner and Tenant.

16.20. **Entire Agreement.** This Lease, including the exhibits attached hereto, contains the entire agreement between the parties as of the date of this Lease and the execution hereof has not been induced by either party or any agent of either party, by representations, promises, undertakings not expressed herein. There are no collateral agreements, stipulations, covenants, promises, inducements or undertakings whatsoever between the parties concerning the subject matter of this Lease which are not expressly contained herein.

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EXHIBIT A

HAZARDOUS WASTE AND MATERIAL INDEMNITY

Tenant shall not cause or permit any Hazardous Waste or Material (hereafter defined) to be brought upon, kept or used in or about the Premises by Tenant, or employees, agents, contractors, licensees or invitees of Tenant. Tenant agrees to indemnify, save and hold Owner harmless from and against any claim, liability, damage, judgment, penalty, fine, cost, loss or expenses, including, without limitation, diminution in value of the Premises, damages for loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorney's fees, consultant fees, engineer's fees and other expert fees, which arise from or relate to the breach by Tenant of the prohibition herein contained and which arise during or after the lease term as a result of said breach. This indemnification and hold harmless of Owner by Tenant includes, without limitation, costs incurred in connection with an investigation of site conditions or any clean up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Waste or Material present in the soil or ground water on or under the Premises and which was brought upon the Premises by Tenant. Without limiting the foregoing, if the presence of any Hazardous Waste or Material on the Premises is caused or permitted by Tenant and results in any contamination of the Premises, Tenant shall promptly take all actions at Tenant's sole cost and expense as are necessary to return the Premises to the condition existing prior to the introduction of any such hazardous waste or material to the Premises. The obligations of Tenant hereunder shall survive the expiration or earlier termination of the Lease.

As used herein, the term "Hazardous Waste or Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of Idaho or the United States Government. The term "Hazardous Waste or Material" includes, without limitation, any material, waste or substance that is (i) defined as a "hazardous substance" under any federal, state or local law, ordinance or regulation, (ii) petroleum, (iii) asbestos, (iv) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. §1321), (v) defined as a "hazardous waste" pursuant to §1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. §6901, et. seq. (42 U.S.C. §6903), or the Idaho Hazardous Waste Management Act of 1983, Title 39, Chapter 44, Idaho Code, (vi) defined as a "hazardous substance" pursuant to §101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §9601, et seq., the Toxic Substances Control Act, 15 U.S.C. §2601, et seq.; the Clean Air Act, 42 U.S.C. §7401, et seq.; the Clean Water Act, 33 U.S.C. §1251, et seq.; or (vii) defined as a "regulated substance" pursuant to subchapter IX, Solid Waste Disposal Act (regulation of underground storage tanks), 42 U.S.C. §6991, et seq.

“Hazardous Waste or Material” also means organic compounds known as polychlorinated biphenyls, chemicals known to cause cancer or reproductive toxicity, mold, or material which is or becomes defined as a pollutant, contaminant, hazardous waste, hazardous substance, hazardous material or tock substance under any applicable governmental rule, statute, or regulation.

Hazardous Waste or Material” also means any material:

(a) The presence of which on the Property requires investigation or remediation under any federal, state, or local statute, regulation, ordinance, order, action, policy, or common law;

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(b) The presence of which on the Property causes or threatens to cause a nuisance on the Property or to adjacent properties or poses or threatens to pose a hazard to the health and safety of persons on or about the Premises.

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EXHIBIT B

BANKRUPTCY OR INSOLVENCY

Section 1. If a petition is filed by, or an order for relief is entered against, Tenant under Chapter 7 of the Bankruptcy Code and the trustee of Tenant elects to assume this Lease for the purpose of assigning it, the election or assignment, or both, may be made only if all of the terms and conditions of Sections 2 and 4 of this Exhibit are satisfied. If the trustee fails to elect to assume this Lease for the purpose of assigning it within sixty (60) days after his appointment, this Lease will be deemed to have been rejected. Owner shall then immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee and this Lease will be terminated. Owner's right to be compensated for damages in the bankruptcy proceeding shall survive.

Section 2. If Tenant files a petition for reorganization under Chapter 11 or 13 of the Bankruptcy Code, or a proceeding that is filed by or against Tenant under any other chapter of the Bankruptcy code is converted to a Chapter 11 or 13 proceeding and Tenant's trustee or Tenant as a debtor-in-possession (hereafter collectively "trustee") fails to assume this Lease within sixty (60) days from the date of the filing of the petition or conversion, the trustee will be deemed to have rejected this Lease. To be effective, an election to assume this Lease must be in writing and addressed to Owner and all of the following conditions which Owner and Tenant acknowledge to be commercially reasonable must have been satisfied:

(a) The trustee has cured or has provided to Owner adequate assurance, as defined in this Section, that:

  (i) The trustee will cure all monetary defaults under this Lease within ten (10) days from the date of the assumption; and

  (ii) The trustee will cure all non-monetary defaults under this Lease within thirty (30) days from the date of the assumption or, if not curable, shall be diligently proceeding to cure.

(b) The trustee has compensated Owner, or has provided to Owner adequate assurance, as defined in this Section, that within ten (10) days from the date of the assumption Owner will be compensated for any pecuniary loss Owner incurred arising from the default of Tenant or the trustee, as recited in Owner's written statement of pecuniary loss delivered to the trustee.

(c) The trustee has provided Owner with adequate assurance of the future performance of each of Tenant's obligations under the Lease; provided, however, that:

  (i) The trustee will also deposit with Owner, as security for the timely payment of rent, an amount equal to three (3) months' rent (as adjusted pursuant to Section 2(c)(iii) below) and other monetary charges accruing under this Lease.

  (ii) From and after the date of the assumption of this Lease, the trustee will pay as minimum rent an amount equal to the sum of the minimum rental otherwise payable under this Lease. This amount will be payable in advance in equal monthly installments on each day that the minimum rent is payable.

  (iii) The obligations imposed upon the trustee will continue for Tenant after the completion of bankruptcy proceedings.

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(d) Owner has determined that the assumption of the Lease will not:

(i) Breach an provision in any other lease, mortgage, financing agreement or other agreement by which Owner is bound; and

(ii) Disrupt, in Owner's sole and absolute judgment, an intended tenant mix that, in Owner's judgment, would enhance the image, reputation and profitability of the Premises and adjoining property owned or controlled by Owner.

(e) For purposes of this Section, "adequate assurance" means that:

(i) Owner will determine that the trustee has, and will continue to have, sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Owner that the trustee will have sufficient funds to fulfill Tenant's obligations under this Lease and to keep the Premises properly staffed with sufficient employees to conduct a fully operational, actively promoted business on the Premises; and

(ii) An order will have been entered segregating sufficient cash payable to Owner and/or a valid and perfected first lien and security interest will have been granted in property of Tenant or trustee that is acceptable for value and kind to Owner to secure to Owner the obligation of the trustee to cure the monetary or non-monetary defaults under this Lease within the time periods set forth above.

Section 3. In the event that this Lease is assumed by a trustee appointed for Tenant or by Tenant as debtor-in-possession under the provisions of Section 2 of this Appendix and, thereafter, Tenant is either adjudicated a bankrupt or files a subsequent petition for arrangement under Chapter 11 of the Bankruptcy Code, Owner may terminate, at its option, this Lease and all Tenant's rights under it by giving written notice of the election to terminate.

Section 4. If, under Section 1 and 2 of this Appendix, the trustee has assumed the Lease, that interest or estate may be assigned by the trustee only if Owner acknowledges in writing that the intended assignee has provided adequate assurance, as defined in this Section 4, of the future performance of all of the terms, covenants and conditions of this Lease.

For the purposes of this Section, "adequate assurance" means that:

(a) The assignee has submitted a current financial statement, audited by a certified public accountant, that shows a net worth and working capital in amounts determined by Owner to be sufficient to assure the future performance by the assignee of Tenant's obligation under this Lease;

(b) If requested by Owner, the assignee will obtain guarantees, in form and substance satisfactory to Owner, from one or more persons who satisfy Owner's standards of creditworthiness;

(c) The assignee has submitted written evidence satisfactory to Owner of substantial business experience of the type to be conducted on the Premises; and

(d) Owner has obtained all consents or waivers from any third party required under any lease, mortgage, financing arrangements or other agreement by which Owner is bound to enable Owner to permit the assignment.

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Section 5. When, pursuant to the Bankruptcy Code, the trustee is obligated to pay reasonable use and occupancy charges for the use of all or part of the Premises, the charges will not be less than the minimum rent as defined in this Lease and any other monetary obligations of Tenant set forth in the Lease.

Section 6. Neither Tenant's interest in the Lease nor any estate of Tenant created in the Lease will pass to any trustee, receiver, assignee for the benefit of creditors or any other person or entity or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant ("state law"), unless Owner consents in writing to such transfer. Owner's acceptance of rent or any other payments from any trustee, receiver, assignee, person or other entity will not be deemed to have waived, or waive, the need to obtain Owner's consent or Owner's right to terminate this Lease for any transfer of Tenant's interest under this Lease without that consent.

Section 7. Owner may, at its option, terminate this Lease by giving Tenant written notice of termination if any of the following events occur:

(a) Tenant's estate created by this Lease is taken in execution by other process of law;

(b) Tenant is adjudicated insolvent pursuant to the provisions of any present or future insolvency law under the laws of any state having jurisdiction;

(c) Any proceedings are filed by or against the Tenant under the Bankruptcy Code or any similar provisions of any future federal bankruptcy law;

(d) A receiver or trustee of the property of Tenant is appointed under state law by reason of Tenant's insolvency or inability to pay debts as they become due or otherwise; or

(e) Any assignment for the benefit of creditors is made of Tenant's property under state law.

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EXHIBIT C

RULES AND REGULATIONS

The rules set forth in this Exhibit are a part of the foregoing Lease ("Lease"). Whenever the term "Tenant" is used in these rules, such term shall be deemed to include Tenant and Tenant's occupants. The following rules may from time to time be modified by Owner in the manner set forth in the Lease. The terms capitalized in this Exhibit shall have the same meaning as set forth in the Lease. In the event of any conflict between these Rules and the foregoing provisions of the Lease, said provisions of the Lease shall be deemed controlling.

1. **General.** Tenant shall use the Premises solely for uses consistent with a Class A commercial office building. Tenant shall not use or permit the Premises to be used for any other purpose, except with the prior written consent of Owner, which consent will be granted or withheld in the Owner's sole and absolute discretion.

2. **Orderly Operation.** Tenant agrees to abide by the following provisions, which are designed to insure the attractiveness and orderly operation of the Building and surrounding property:

(a) Tenant shall keep the Premises free of objectionable noise, odors, and nuisances.

(b) Tenant shall not overload the floors or permit or allow any abuse, deterioration, or destructive use of the Premises.

(c) The loading and unloading of merchandise, supplies, and fixtures shall be done only at such times as do not unreasonably interfere with other tenants, if any, and customers of the Building and surrounding property, and only in the areas and through the entrances designated for such purposes.

(d) Plumbing facilities within the Building shall not be used for any purpose other than that for which they are constructed, and no foreign substance of any kind shall be thrown therein. The cost of repairing any breakage, stoppage, or damage to plumbing facilities within the Common Areas resulting from a violation of this provision by Tenant or Tenant's employees, agents, contractors or invitees shall be borne by Tenant.

(e) Without the prior consent of Owner no portion of the Premises or surrounding property shall be used to distribute handbills, circulars, or other political, charitable, or similar material, or to seek members for any organization, or to solicit contributions, or to carry on a parade or demonstration or other conduct of a similar nature which may tend to interfere with or impede the use of the Property by Owner, other Building tenants, permanent occupants of the Building, or their respective affiliates.

(f) The Premises shall not be used for lodging purposes.

3. **Prohibition of Certain Activities or Uses**. Tenant shall not do or permit anything to be done in or about, or bring or keep anything in the Premises or the Property which is prohibited by this Lease or will in any way or to any extent:

(a) Obstruct, interfere with any right of, or injure any other tenant or occupant of the Building, the Common Areas, or the surrounding Property;

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(b) Conflict with or violate any law, statute. ordinance, rule, regulation or requirement of any governmental unit, agency, or authority (whether existing or enacted as promulgated in the future. known or unknown, foreseen or unforeseen);

(c) Obstruct, interfere with any right of, or injure any other tenant or occupant of the Building, the Common Areas, or the surrounding property;

(d) Conflict with or violate any law, statute, ordinance, rule, regulation or requirement of any governmental unit, agency, or authority (whether existing or enacted as promulgated in the future. known or unknown, foreseen or unforeseen).

4. **Obstruction**. Any sidewalks, entries, exits, passages, corridors, halls, lobbies, stairways, elevators or other common facilities of the Building shall not be obstructed by Tenant or used for any purpose other than ingress or egress to and from the Premises. Tenant shall not place any item in any of such locations, whether or not such item constitutes an obstruction, without the prior written consent of Owner. Owner may remove any obstruction or any such item with notice to Tenant and at the sole cost of Tenant. Any sidewalks, entries, exits, passages, corridors, halls, lobbies, stairways, elevators or other common facilities of the Building are not for the general public, and Owner shall in all cases retain the right to control and prevent access to them by all persons whose presence, in the judgment of Owner, would be prejudicial to the safety, character, reputation or interests of the Property or Owner's tenants. Tenant shall not go on the roof of the Building other than as permitted by the provisions of the Lease.

5. **Deliveries**. All deliveries and pickups of supplies, materials, garbage and refuse to or from the Premises shall be made only through such access as may be designated by Owner for deliveries and only during Normal Business Hours. Tenant shall not obstruct or permit the obstruction of such access. Tenant shall be liable for the acts and omissions of any persons making such deliveries or pickups at the behest of Tenant.

6. **Moving**. Furniture and equipment shall be moved in and out of the Building only through such access as may be designated by Owner for deliveries and then only during such hours and in such manner as may be prescribed by Owner. If Tenant's movers damage any part of the Improvements, Tenant shall pay to Owner within thirty days after written demand the amount required to repair such damage.

7. **Heavy Articles.** No safe or article, the weight of which may, in the reasonable opinion of Owner, constitute a hazard of damage to the Building, shall be moved into the Premises. Other safes and heavy articles shall be moved into, from or about the Building only during such hours and in such manner as shall be prescribed by Owner, and Owner may designate the location of such safes and articles.

8. **Building Security.** Except during Normal Business Hours, access to the Building, the halls, corridors, elevators or stairways in the Building or to the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge or has a pass and is properly identified. Owner shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the event of an invasion, mob, riot, public excitement or other commotion, Owner reserves the right to temporarily prevent access to the Building during the continuance of the same by closing the doors of the Building or any other reasonable method, for the safety of the tenants and protection of the Building and property in the Building. Owner may from time to time adopt appropriate systems

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and procedures for the security or safety of the Building. Tenant shall be entitled to receive a number of key cards, for a charge to be reasonably determined by Owner, for after-hours access to the Building equal to the actual number of Tenant's employees working in the Premises. Replacement cards for any key cards that are lost or stolen may be issued by Owner for a handling fee to be reasonably determined by Owner. but such fee will not be less than $10.00 per replacement card.

9. **Pass Key.** The janitor of the Building may at all times keep a pass key to the Premises, and such janitor shall at all times be allowed admittance to the Premises. Owner and its agents may retain a pass key to the premises and shall have the right to enter the Premises after notice and in the manner set forth in the Lease.

10. **Locks, Access Cards and Keys.** No additional lock or locks shall be placed by Tenant on any door in the Building and no existing lock shall be changed unless written consent of Owner shall first have been obtained. A reasonable number of access cards and keys to the toilet rooms in the Common Areas, if locked by Owner, will be furnished by Owner, and Tenant shall not have any additional access cards or keys made. At the termination of this tenancy, Tenant shall promptly return to Owner all access cards and keys to offices and toilet rooms and provide Owner with all combinations and keys for any locks. safes, cabinets, and vaults remaining in the Premises. Tenant shall keep the doors of the Premises closed and securely locked when Tenant is not at the Premises.

11. **Use of Water Fixtures.** Water closets and other water fixtures shall not be used for any purpose other than that for which the same are intended. No foreign substances of any kind shall be placed in them, and any damage resulting to the same from use on the part of Tenant shall be paid for by Tenant. No persons shall waste water by tying back or wedging the faucets or in any other manner.

12. **No Animals; Excessive Noise; Odor.** No animals shall be allowed in the Building, other than animals for which Owner or Tenant is required to make accommodations for pursuant to the Americans with Disabilities Act. No persons shall disturb the occupants of the Building or adjoining buildings or space by the use of any electronic equipment or musical instrument or by the making of loud or improper noises. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the premises.

13. **Bicycles.** Bicycles and other vehicles shall not be permitted anywhere inside or on the sidewalks outside of the Building. except in those areas designated by Owner for bicycle parking.

14. **Trash.** Tenant shall not allow anything to be placed on the outside of the Building, nor shall anything be thrown by Tenant out of the windows or doors, or down the corridors or ventilating ducts or shafts, of the Building. All trash and refuse shall be placed in receptacles provided by Owner for the Building or by Tenant for the Premises.

15. **Exterior Windows, Walls and Doors; Obstruction of Windows.** No window shades, blinds, curtains, shutters, screens or draperies shall be attached or detached by Tenant and no awnings shall be placed over the windows without Owner's prior written consent. The sash doors, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the windowsills or perimeter fan coil consoles.

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16. **Hazardous Operations and Items.** Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business in the Premises without Owner's prior written consent. Tenant shall not use or keep in the Premises or the Building any space heaters (whether electric or otherwise), kerosene, gasoline or other inflammable or combustible fluid or material, or use any method of heating or air-conditioning other than that supplied by Owner. No tenant, and no servants, employees, agents, visitors or licensees of any tenant, shall at any time bring or keep upon the premises any inflammable, combustible or explosive fluid, chemical or substance.

17. **Hours for Repairs, Maintenance and Alteration.** Any repairs, maintenance, and alterations required or permitted to be done by Tenant under the Lease, shall be done only during Normal Business Hours unless Owner shall have first consented in writing to such work being done at other times, which consent shall be granted or withheld in Owner's sole and absolute discretion. If Tenant desires to have such work done by Owner's employees on Saturdays, Sundays, holidays or weekdays outside of Normal Business Hours, Tenant shall pay any extra cost for such labor.

18. **No Defacing of Premises.** Except as permitted by Owner by prior written consent, which consent shall be given or withheld in Owner's sole and absolute discretion, Tenant shall not mark on, paint signs on, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of the Premises or of the Building, and any defacement, damage or injury directly or indirectly caused by Tenant shall be paid for by Tenant. Pictures or diplomas shall be hung on tacks or small nails; Tenant shall not use adhesive hooks for such purposes. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the building nor placed in the halls, corridors, or vestibules without the prior written consent of Owner, which consent shall be granted or withheld in Owner's sole and absolute discretion. Chair mats shall be placed under all desk chairs located on carpet.

19. **Solicitation.** Owner reserves the right to restrict, control or prohibit canvassing, soliciting, and peddling within the Building.

20. **Advertising.** Owner shall have the right to prohibit any advertising by Tenant which, in Owner's sole and absolute opinion, tends to impair the reputation of the building or their desirability for offices and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

21. **Signs; Directory.** Tenant is prohibited from displaying any sign, picture, advertisement or notice on the inside or outside of the Building, or the Premises, except as set forth in the Lease. In the event of the violation of the foregoing by any tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant.

22. **Building Name.** Owner may, with thirty (30) days' notice, and without liability to Tenant, change the name, number, or designation by which the Building is commonly known. Tenant shall not use the name of the Building for any purpose other than identifying the location of the Premises.

23. **Expulsion.** Owner reserves the right to exclude or expel from the Building any person who, in the judgment of Owner, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

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24. **Public Areas; Use of Building.** Owner may control and operate the public portions of the Building, and the public facilities, and heating and air-conditioning, as well as facilities furnished for the common use of the tenants, in such manner as Owner deems best for the benefit of the tenants generally, but in any event in accordance with that of a first class office building. The Premises shall not be used for lodging or sleeping.

25. **Further Rules.** Owner reserves the right to make such other and further Rules and Regulations as in its judgment may from time to time be needful and proper, and upon delivery of the same to Tenant they shall become binding upon Tenant.

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